                 [HONIGMAN MILLER SCHWARTZ AND COHN LETTERHEAD]


                                                                    Exhibit 8.03



                                November 4, 1999


Rock Financial Corporation
30600 Telegraph Road
Fourth Floor
Bingham Farms, Michigan  48025

Attention:  Board of Directors

     Re: Exhibit Tax Opinion Rendered In Connection With The Filing Of An S-4 Registration Statement in Connection With The Merger Transaction Between and Among Intuit, Inc., Merger Sub 1, Inc., and Rock Financial Corporation.

Ladies and Gentlemen:

     We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed merger (the "Merger") involving Rock Financial Corporation, a corporation organized and existing under the laws of the State of Michigan ("Rock"), and Merger Sub 1, Inc., a corporation organized and existing under the laws of State of Michigan ("Merger Sub 1"), which is a wholly owned first tier subsidiary of Intuit, Inc., a corporation organized and existing under the laws of the State of Delaware ("Parent"). The Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement to be filed on November 5, 1999, and Exhibits related thereto (the "S-4 Registration Statement"). Our opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

     The Merger is structured as a statutory merger of Merger Sub 1 with and into Rock, with Rock surviving the merger and becoming a wholly-owned subsidiary of Parent, all pursuant to the applicable corporate laws of the State of Michigan, the State of Delaware, and in accordance with the Agreement and Plan of Merger by and among Merger Sub 1, Parent, and Rock, dated as of October 6, 1999, and exhibits thereto (collectively, the "Merger Agreement"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as legal counsel to Rock in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the


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Exhibit Tax Opinion
November 4, 1999
Page 2


statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

     1.   The Merger Agreement;

     2. A Tax Matters Certificate of Parent and Merger Sub 1 dated November 4, 1999, signed by an authorized officer of each of Parent and Merger Sub 1 and delivered to us from Parent and Merger Sub 1, and incorporated herein in its entirety by reference (a copy of which is attached hereto as Exhibit A);

     3. A Tax Matters Certificate of Rock dated November 4, 1999, signed by an authorized officer of Rock and delivered to us from Rock, and incorporated herein in its entirety by reference (a copy of which is attached hereto as Exhibit B); and

     4. Such other instruments and documents related to the formation, organization and operation of Merger Sub 1, Parent, or Rock or the consummation of the Merger and other transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that:

          a. Original documents (including signatures thereon) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time of the Merger) duly executed and delivered where due execution and delivery are prerequisites to the effectiveness thereof;

          b. Any representation or statement made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified, are true and will remain true through the Effective Time, and thereafter where relevant;

          c. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations;

          d. All covenants contained in the Merger Agreement (including exhibits thereto) are or will be performed without waiver or breach of any material provision thereof;

          e. The Merger will be consummated pursuant to the Merger Agreement and will be effective under the laws of the States of Michigan and Delaware;

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Exhibit Tax Opinion
November 4, 1999
Page 3


          f.   At all relevant times prior to and including the Effective Time,
(i) no outstanding indebtedness of Parent, Merger Sub 1, or Rock has represented or will represent equity for tax purposes; (ii) no outstanding equity of Parent, Merger Sub 1 or Rock has represented or will represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents a right either to acquire Rock capital stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and

          g. Rock and Merger Sub 1 will report the Merger on their respective U.S. federal income tax returns in a manner consistent with the opinion set forth below, and will comply with all reporting obligations set forth in the Code and the Treasury Regulations promulgated thereunder.

     In addition to the above, our opinion is conditioned on the delivery of an opinion of counsel to Parent and Merger Sub 1 from Fenwick & West, LLP rendered in connection with the filing of the S-4 Registration Statement and that such opinion will not have been withdrawn prior to the Effective Time.

     Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof), the Merger will be a "reorganization" for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code and Parent, Merger Sub 1 and Rock each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

     Our opinions set forth above are based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "Service") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinions set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

     Our opinion concerning certain of the U.S. federal income tax consequences of the Merger are limited to the specific U.S. federal income tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the U.S. federal income tax attributes of Merger Sub 1, Parent, or Rock; (ii) any transaction in


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Exhibit Tax Opinion
November 4, 1999
Page 4


which Rock Common Stock is acquired or Parent Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of Rock Common Stock; (iv) the effects of the Merger and Parent's assumption of outstanding options to acquire Rock stock on the holders of such options under any Rock employee stock option or stock purchase plan; (v) the effects of the Merger on any Rock stock acquired by the holder subject to the provision of
Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of Section 280G of the Code; (vii) the application of the collapsible corporation provisions of Section 341 of the Code to Merger Sub 1, Parent, or Rock as a result of the Merger; (viii) the application of the alternative minimum tax provisions contained in the Code; and
(ix) any special tax consequences applicable to insurance companies, securities dealers, financial institutions, tax-exempt organizations or foreign persons.

     No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

     This opinion is being delivered solely for the purpose of being included as an exhibit to the S-4 Registration Statement; it may not be used or relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Merger Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the use of this opinion as an exhibit to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement wherever it appears.

                                       Very truly yours,

                                       /s/ Honigman Miller Schwartz and Cohn

                                       HONIGMAN MILLER SCHWARTZ AND COHN

Attachments
Exhibit A - Tax Matters Certificate of Parent and Merger Sub 1 dated
            November 4, 1999.
Exhibit B - Tax Matters Certificate of Rock dated November 4, 1999.

                                                                      EXHIBIT  A

                             TAX MATTERS CERTIFICATE

                                                                November 4, 1999
Honigman Miller Schwartz and Cohn
2290 First National Bldg.
Detroit, MI 48226

Fenwick & West, LLP
Two Palo Alto Square, Suite 800
Palo Alto, California 94306

      RE: INTUIT, INC. TAX REPRESENTATIONS IN CONNECTION WITH THE AGREEMENT AND PLAN OF MERGER MADE AND ENTERED INTO AS OF OCTOBER 6, 1999 AMONG INTUIT, INC., MERGER SUB 1, AND ROCK FINANCIAL CORPORATION.

Ladies and Gentlemen:

            This certificate is delivered to you in connection with your rendering of an opinion regarding certain United States federal income tax consequences of the merger of Merger Sub 1, a Michigan corporation ("Merger Sub 1") and wholly owned subsidiary of Intuit, Inc., a Delaware corporation ("Parent"), with and into Rock Financial Corporation, a Michigan corporation (the "Company"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") made and entered into as of October 6, 1999 among Parent, Merger Sub 1, and the Company, and for purposes of the opinions so to be delivered by you. Capitalized terms not defined herein shall have the meanings specified in the Merger Agreement.

            A. Statements and Representations. The undersigned hereby certifies and represents on behalf of Parent and Merger Sub 1 and as to Parent and Merger Sub 1, after due inquiry and investigation, that the following statements and representations are true, correct and complete in all respects at the date hereof and through the Effective Time, and thereafter where relevant.

            1. The Merger will be consummated in accordance with the Merger Agreement.
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Honigman Miller Schwartz and Cohn
Fenwick & West, LLP
November 4, 1999
Page 2

            2. Neither Parent nor Merger Sub 1 (nor any other subsidiary of Parent) has acquired or, except as a result of the Merger, will acquire, or has owned in the past five years, any shares of stock of the Company or other securities, warrants or instruments giving the holder thereof the right to acquire Company stock or other securities issued by the Company.

            3. The fair market value of the Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in the exchange. In connection with the Merger, no Company stockholders will receive in exchange for Company stock, directly or indirectly, any consideration from Parent other than Parent Common Stock and cash in lieu of a fractional share thereof.

            4. Immediately after the Merger, the Company will hold (i) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (ii) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by Merger Sub 1 immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to Company stockholders who receive cash or other property, assets used by the Company to pay its reorganization expenses, and all redemptions and distributions made by the Company (except for regular, normal dividends made in the ordinary course of business), will be treated as assets held by the Company immediately prior to the Merger.

            5. Neither Parent, nor any person related to Parent within the meaning of Treasury Regulation sections 1.368-1(e)(3) (providing the definition of "related person"), 1.368-1(e)(4) (relating to acquisitions by partnerships) and 1.368-1(e)(5) (relating to successors and predecessors), has acquired any shares of Company stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part, and neither Parent nor any such related person has any plan or intention to purchase, redeem, or otherwise reacquire any of the Parent stock issued pursuant to the Merger Agreement following the Merger, provided that Parent may from time to time engage in open-market purchases of Parent stock pursuant to a general stock repurchase program of Parent that has not been created or modified in connection with the Merger.

            6. Prior to the Merger, Parent will own all of the capital stock of Merger Sub 1 and be in control of Merger Sub 1 within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

            7. Except for transfers described in section 368(a)(2)(C) of the Code or Treasury Regulation section 1.368-2(k)(2) (allowing the surviving corporation to transfer stock or assets to a controlled corporation), if any, Parent has no plan or intention to cause the

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Honigman Miller Schwartz and Cohn
Fenwick & West, LLP
November 4, 1999
Page 3

Company, after the Effective Time, to issue additional shares of stock that would result in Parent losing control of the Company within the meaning of section 368(c) of the Code.

            8. Parent has no plan or intention to (i) liquidate the Company;
(ii) to merge the Company with or into another corporation; (iii) to sell or otherwise dispose of the stock of the Company except for transfers described in section 368(a)(2)(C) of the Code or Treasury Regulation section 1.368-2(k); or
(iv) to cause the Company to sell or otherwise dispose of any of its assets or any of the assets acquired from Merger Sub 1, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Company.

            9. Merger Sub 1 is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Effective Time has it conducted any business activities or had significant assets.

            10. Merger Sub 1 will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger.

            11. No liabilities of the Company or the Company stockholders will be assumed by Parent in the Merger.

            12. Following the Merger, Parent will cause the Company to continue to conduct a significant portion of its "historic business" or use a "significant portion" of its "historic business" assets in a business, as such terms are described in Treasury Regulation section 1.368-1(d).

            13. Parent, Merger Sub 1, the Company, and the stockholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger. Any expenses of the Company paid by Parent are expenses described in Rev. Rul. 73-54, 1973-1 C.B. 187.

            14. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub 1 and the Company that was issued, acquired, or will be settled at a discount.

            15. In the Merger, shares of Company stock representing control of the Company, as defined in section 368(c) of the Code, will be exchanged solely for "voting stock" (within the meaning of sections 368(a)(1)(C) and (2)(E) of the Code) of Parent. For purposes of this representation, shares of Company stock exchanged for cash or other property furnished directly or indirectly by Parent or any person related to Parent within the meaning of Treasury Regulation sections 1.368-1(e)(3), (e)(4) and (e)(5) will be treated as Company stock which is outstanding at the date of the transaction and which is acquired other than for voting stock of the Parent.

            16. Cash payments to be made to stockholders of the Company in lieu of fractional shares of Parent stock that would otherwise be issued to such stockholders in the Merger will be made for the purpose of saving Parent the expense and inconvenience of issuing

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Honigman Miller Schwartz and Cohn
Fenwick & West, LLP
November 4, 1999
Page 4

and transferring fractional shares of Parent stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to stockholders of the Company in lieu of fractional shares of Parent stock will not exceed one percent of the total consideration that will be issued in the Merger to stockholders of the Company in exchange for their shares of Company stock. The fractional share interest of each stockholder of the Company will be aggregated, and no stockholder of the Company will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Parent Common Stock.

            17. Neither Parent nor Merger Sub 1 are investment companies, as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

            18. None of the compensation to be received by any shareholder-employees of the Company and designated as compensation will be separate consideration for, or allocable to, any of their Company stock. None of the Parent stock to be received by any shareholder-employees of the Company pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement. The compensation to be paid to any shareholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

            19. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations.

            20. The Merger is being undertaken for purposes of enhancing the business of Parent and for other good and valid business purposes of Parent.

            21. Company stock will be surrendered in the Merger for Parent Common Stock (and cash in lieu of fractional shares) pursuant to the exchange ratio set forth in the Merger Agreement, which was the product of an arm's-length agreement between Parent and the Company as to the relative fair market values of the Merger Consideration and the Company Common Stock.

            22. Neither Parent nor Merger Sub 1 will take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of section 368(a) of the Code, unless otherwise required by a "determination" (as defined in section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

            23. Parent and Merger Sub 1 each hereby undertakes to inform each of you and the Company immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect at or prior to the Effective Time.
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Honigman Miller Schwartz and Cohn
Fenwick & West, LLP
November 4, 1999
Page 5

            24. The undersigned is authorized to make all of the representations set forth herein.

            B. Reliance by You in Rendering the Opinion. The undersigned recognizes and agrees that (i) your respective tax opinions will be based on, among other things, the representations set forth herein and on the statements contained in the Merger Agreement and documents related thereto, (ii) your respective tax opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such statements or representations are not accurate in all respects and (iii) the undersigned acknowledges that such opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                          Very truly yours,

                                          INTUIT, INC.

                                          By: /s/  SONITA AHMED
                                             -----------------------------------
                                          Name:  Sonita Ahmed
                                          Title: Vice President, Finance &
                                                 Controller


                                          MERGER SUB 1, INC.

                                          By: /s/  MARK R. GOINES
                                             -----------------------------------
                                          Name:  Mark R. Goines
                                          Title: President

                                                                      EXHIBIT  B

                            TAX MATTERS CERTIFICATE



                                November 4, 1999



Honigman Miller Schwartz and Cohn
2290 First National Bldg.
Detroit, Michigan  48226

Fenwick & West, LLP
Two Palo Alto Square, Suite 800
Palo Alto, California  94306

     Re: Rock Financial Corporation Tax Representations in connection with the Agreement and Plan of Merger made and entered into as of October 6, 1999 among Intuit Inc., Merger Sub 1, and Rock Financial Corporation.

Ladies and Gentlemen:

     This certificate is delivered to you in connection with your rendering of an opinion regarding certain United States federal income tax consequences of the merger of Merger Sub 1, a Michigan corporation ("Merger Sub 1") and wholly owned subsidiary of Intuit, Inc., a Delaware corporation ("Parent"), with and into Rock Financial Corporation, Inc., a Michigan corporation (the "Company"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") made and entered into as of October 6, 1999 among Parent, Merger Sub 1, and the Company, and for purposes of the opinions so to be delivered by you. Capitalized terms not defined herein shall have the meanings specified in the Merger Agreement.

     A. Statements and Representations. The undersigned hereby certifies and represents on behalf of the Company and as to the Company, after due inquiry and investigation, that the following statements and representations are true, correct and complete in all respects at the date hereof and through the Effective Time, and thereafter where relevant.

          1. The Merger will be consummated in accordance with the Merger Agreement.

          2. Immediately after the Merger, the Company will hold (i) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of

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Honigman Miller Schwartz and Cohn
Fenwick & West, LLP
November 4, 1999
Page 2


the gross assets that were held by the Company immediately prior to the Merger and (ii) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value the gross assets that were held by Merger Sub 1 immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to Company stockholders who receive cash or other property, assets used by the Company to pay its reorganization expenses, and all redemptions and distributions made by the Company (except for regular, normal dividends made in the ordinary course of business), will be treated as assets held by the Company immediately prior to the Merger. To the best knowledge of management of the Company, Merger Sub 1 is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets (other than nominal assets contributed by Parent upon formation of Merger Sub 1, which will be held by the company following the Merger) or business operations.

          3. The Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of the Company within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

          4. No liabilities of the Company will be assumed by Parent in the Merger.

          5. Following the Merger, the Company will continue to conduct a significant portion of its "historic business" or use a "significant portion" of its "historic business" assets in a business, as such terms are described in Treasury Regulation section 1.368-1(d).

          6. Except as otherwise specifically set forth in the Merger Agreement, each of the Company and the Company stockholders has paid and will pay their respective expenses, if any, incurred in connection with the Merger, and the Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any Company stockholders.

          7. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub 1 and the Company that was issued, acquired, or will be settled at a discount.

          8. In the Merger, shares of Company stock representing control of the Company, as defined in section 368(c) of the Code, will be exchanged solely for voting stock of Parent, and Parent will be in control (as defined in section 368(c) of the Code) of the Company immediately after the Effective Time. For purposes of this representation, shares of Company stock exchanged for cash or other property furnished directly or indirectly by Parent or any person related to Parent within the meaning of Treasury Regulation sections 1.368-1(e)(3) (providing the definition of "related person"), 1.368-1(e)(4) (relating to acquisitions by partnerships), and 1.368-1(e)(5) (relating to successors and predecessors) will be treated as Company stock which is outstanding on the date of the transaction and which is acquired other than for voting stock of the Parent.

Honigman Miller Schwartz and Cohn
Fenwick & West, LLP
November 4, 1999
Page 3


          9. Neither the Company nor any person related to the Company within the meaning of Treasury Regulation sections 1.368-1(e)(3), (e)(4), and (e)(5) has purchased, redeemed or otherwise acquired, or made any extraordinary distributions (as defined in Treasury Regulation section 1.368-1T(e)(1)(ii)(A)) or paid any dividends (other than regular, normal dividends made in the ordinary course of business) with respect to, any stock of the Company prior to and in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

          10. At the Effective Time, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as defined in section 368(c) of the Code.

          11. The Company is not an investment company, as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

          12. At the Effective Time, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus, without duplication, the amount of liabilities, if any, to which the assets are subject.

          13. None of the compensation received or to be received by any shareholder-employees of the Company and designated as compensation has been or will be separate consideration for, or allocable to, any of their Company stock. None of the Parent stock received or to be received by any shareholder-employees of the Company in the Merger has been or will be separate consideration for, or allocable to, any employment agreement. The compensation paid or to be paid to any shareholder-employees of the Company has been or will be for services actually rendered and has been or will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          14. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

          15. Company stock will be surrendered in the Merger for Parent Common Stock and cash in lieu of fractional shares pursuant to the exchange ratio set forth in the Merger Agreement, which was the product of an arm's-length agreement between Parent and the Company as to the relative fair market values of the Merger Consideration and the Company stock.

          16. The Company will not take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of section 368(a) of the Code, unless otherwise required by a "determination" (as defined in section 1313(a)(1) of the Code) or


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Honigman Miller Schwartz and Cohn
Fenwick & West, LLP
November 4, 1999
Page 4


by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

          17. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations.

          18. The Merger is being undertaken for purposes of enhancing the business of the Company and for other good and valid business purposes of the Company.

          19. The Company hereby undertakes to inform each of you and Parent immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect at or prior to the Effective Time.

          20. The undersigned is authorized to make all of the representations set forth herein.

     B. Reliance by You in Rendering the Opinion. The undersigned recognizes and agrees that (i) your respective tax opinions will be based on, among other things, the representations set forth herein and on the statements contained in the Merger Agreement and documents related thereto, (ii) your respective tax opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such statements or representations are not accurate in all respects, and (iii) the undersigned acknowledges that such opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                       Very truly yours,

                                       Rock Financial Corporation



                                       By: /s/ MICHAEL D. HOLLERBACH
                                           --------------------------------
                                       Name: Michael D. Hollerbach
                                       Title: President